UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 22, 2024
Date of Report: (Date of earliest event reported)

Cyanotech Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-14602 (Commission File Number)	91-1206026 (IRS Employer Identification Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740
(Address of principal executive offices)

(808) 326-1353
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 22, 2024, Cyanotech Corporation, a Nevada corporation (the “Company”), named Jennifer Rogerson, age 35, as its Vice President (“VP”) of Finance and Administration. In connection with the foregoing appointment, Felicia Ladin will remain as Chief Financial Officer (“CFO”), VP of Finance and Administration, and Treasurer until her retirement date of September 5, 2024, at which point Ms. Rogerson will become CFO, VP of Finance and Administration, and Treasurer.

In connection with her appointment, Ms. Rogerson will receive an annual base salary of $195,000 and will be eligible to receive a fiscal year-end bonus per the Management Bonus Plan, subject to the Company’s pretax profit and distributed as part of an overall management bonus program. After her appointment, Ms. Rogerson will receive options to purchase 50,000 shares of the Company’s common stock (the “Options”) under the Company’s 2016 Equity Incentive Plan (the “Plan”), subject to the terms of the Plan and a Stock Option Grant Notice and Option Agreement. The exercise price per share of the Options will be the closing price on the date of grant. The Options are scheduled to vest over three years at 16,666 shares for the first year and 16,667 shares per year for the remaining two years. Ms. Rogerson will be eligible to participate in all other employee benefit plans and compensation programs that the Company maintains for salaried employees and executive officers.

Ms. Rogerson has over fifteen years of experience in accounting, finance and operations. From July 2022 to May 2024, Ms. Rogerson worked at Mixhers, LLC, as CFO, Chief Operating Officer and VP of Finance, with her last position as Executive VP. From March 2014 to July 2022, Ms. Rogerson worked at BestCompany, formerly SkyRocket Media, in which she had positions of increasing responsibility including Controller, Director of Accounting and Human Resources, with her last position as VP of People and Finance. Ms. Rogerson received a Bachelor of Science degree in Accounting from Western Governors University.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 22, 2024, the Company held its 2024 Annual Meeting of the Stockholders (the “Annual Meeting”). The Stockholders elected the four nominees to the Board of Directors (the “Board”) named in the proxy statement, approved the 2024 Independent Director Stock Option and Restricted Stock Grant Plan and ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025. The final results for the votes regarding each item or proposal are set forth below. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on July 11, 2024.

1.     To elect four directors among the nominees named in the proxy statement.

Name	Votes For	Votes Withheld	Broker Non-Votes
Matthew K. Custer	3,414,063	123,988	1,432,707
Michael A. Davis	3,405,892	132,159	1,432,707
David M. Mulder	3,432,738	105,313	1,432,707
David L. Vied	3,407,713	130,338	1,432,707

2.     To approve the 2024 Independent Director Stock Option and Restricted Stock Grant Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,327,289	201,181	9,581	1,432,707

3.     To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,736,517	152,983	81,258	-

Item 8.01 Other Events.

On August 22, 2024, the Company held the Annual Organization Meeting (the “Organizational Meeting”) of the Board. During the Organizational Meeting, it was resolved that Michael A. Davis, appointed Chairman of the Board, David M. Mulder and David L. Vied were all determined to be independent directors under Section 1.1(9) of the OTCQB Listing Rules. Also resolved was the appointment of committee members to the Board concurrent with their terms as directors, or until their earlier resignation or removal from such committee.

Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
David M. Mulder (Chair)	Michael A. Davis (Chair)	David L. Vied (Chair)
David L. Vied	David L. Vied	Michael A. Davis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION

Dated: August 23, 2024	/s/ Felicia Ladin
	By:	Felicia Ladin
Chief Financial Officer, Vice President – Finance & Administration, and Treasurer (Principal Financial Officer)